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                                FIRST AMENDMENT
                              TO RIGHTS AGREEMENT


                 THIS AGREEMENT is made as of the 2nd day of September, 1997 by and between Versa Technologies, Inc., a Delaware corporation (the "Company"), and Firstar Trust Company (the "Rights Agent").

                 WHEREAS, the Company entered into a Rights Agreement as of December 13, 1988 (the "Rights Agreement") with the First Wisconsin Trust Company (the name of the Rights Agent before it changed its name to Firstar Trust Company);

                 WHEREAS, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement pursuant to the provisions of
Section 27 of the Rights Agreement; and

                 WHEREAS, no Distribution Date (as defined in Section 3(a) of the Rights Agreement) has occurred;

                 WHEREAS, an appropriate officer of the Company has delivered a certificate to the Rights Agent which states that this amendment complies with the terms of Section 27 of the Rights Agreement; and

                 WHEREAS, all acts and things necessary to make this First Amendment Agreement a valid, legal and binding instrument of the Company and the Rights Agent have been duly done, performed and fulfilled, and the execution and delivery hereof by each of the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent, respectively;





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                 NOW, THEREFORE, the Company and the Rights Agent hereby agree that:

     1. Pursuant to Section 27 of the Rights Agreement, Section 1(a) of the Rights Agreement is hereby amended by inserting at the end of the first sentence thereof after the words "...capacity as trustee" the words "or Applied Power Inc. of Butler, Wisconsin or any subsidiary thereof."

     2. Pursuant to Section 27 of the Rights Agreement, Section 3(a)(ii) of the Rights Agreement is hereby amended by inserting into and at the end of the first parenthetical phrase thereof after the words "...capacity as trustee" the words "or Applied Power Inc. of Butler, Wisconsin or any subsidiary thereof)".

     3. Pursuant to Section 27 of the Rights Agreement, Section 11(a)(ii)(B) of the Rights Agreement is hereby amended by inserting into and at the end of the first parenthetical phrase thereof after the words "...capacity as trustee" the words "or Applied Power Inc. of Butler, Wisconsin or any subsidiary thereof)".

     4. The receipt of proper notice from the Rights Agent by the Company respecting the change in the name of the Rights Agent to Firstar Trust Company is confirmed.

     5. Pursuant to Section 25 of the Rights Agreement, the address for notices to the Rights Agent hereafter shall be as follows:

                          Firstar Trust Company
                          Suite 301
                          1555 North River Center Drive
                          Milwaukee, Wisconsin  53212
                          Attention:  Corporate Trust Services

     6. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as previously amended and as amended hereby.

     5. This First Amendment Agreement may be executed in two or more counterparts and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall




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         together constitute but one and the same instrument.  Terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Rights Agreement.

     8. In all respects not inconsistent with the terms and provisions of this First Amendment Agreement, the Rights Agreement is hereby ratified and confirmed. In executing and delivering this First Amendment Agreement, the Rights Agent shall be entitled to all of the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.









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                 IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and attested, all as of the day and year first above written.


FIRSTAR TRUST COMPANY                    VERSA TECHNOLOGIES, INC.

By:  /s/ Eugene R.  Lee                  By:  /s/ Robert Sukalich
     ---------------------                    -------------------------------
     Name:  Eugene R.  Lee                    Name:  Robert M.  Sukalich
     Title: Vice President                    Title: Vice President - Finance


By:  /s/ Gene E.  Plueger                By:  /s/ Lawrence Block
     -----------------------                  -------------------------------
     Name:  Gene E.  Plueger                  Name:  Lawrence Block
     Title: Vice President                    Title: Secretary















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